UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 26, 2011 (October 24, 2011)
HEALTHSPRING, INC.
(Exact name of registrant as specified in charter)

Delaware (State or other Jurisdiction of Incorporation)	001-32739 (Commission File Number)	20-1821898 (IRS Employer Identification No.)

9009 Carothers Parkway
Suite 501
Franklin, Tennessee	37067
(Address of Principal Executive Offices)	(Zip Code)
(615) 291-7000
Registrant’s telephone number, including area code
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On October 24, 2011, HealthSpring, Inc. (the “Company”), Cigna Corporation (“Cigna”) and Cigna Magnolia Corp., an indirect wholly-owned subsidiary of Cigna (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, subject to the satisfaction or waiver of certain conditions, Merger Sub will be merged with and into the Company, with the Company surviving the merger as an indirect wholly-owned subsidiary of Cigna (the “Merger”).
     At the effective time of the Merger, (i) each share of Company common stock (other than restricted shares of Company common stock, treasury shares and any shares of Company common stock owned by the Company, Cigna, Merger Sub, any of their wholly-owned subsidiaries, or any person who properly demands statutory appraisal of their shares) will be converted into the right to receive an amount in cash equal to $55.00, without interest (the “Merger Consideration”), (ii) each option to purchase shares of Company common stock, whether or not exercisable and whether vested or unvested, will be converted into an option to purchase shares of Cigna common stock, and (iii) each outstanding award of restricted shares of Company common stock will be converted into an award with respect to restricted shares of Cigna common stock.
     The Company and Cigna each made certain customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants by the Company to conduct its business in the ordinary course during the interim period between the execution of the Merger Agreement and the consummation of the Merger.
     The consummation of the Merger is subject to certain customary closing conditions, including, among others, the approval by the Company’s stockholders, the absence of certain legal impediments to the consummation of the Merger, the receipt of specified governmental consents and approvals, the early termination or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and, subject to materiality exceptions, the accuracy of representations and warranties made by the Company and Cigna, respectively, and compliance by the Company and Cigna with their respective obligations under the Merger Agreement. The consummation of the Merger is not subject to any financing condition. Morgan Stanley Senior Funding, Inc. has committed to provide Cigna a senior unsecured bridge loan facility, in an aggregate amount of up to $2.5 billion, which is intended to be used to finance a portion of the aggregate Merger Consideration to the extent that Cigna does not issue equity or debt to do so at or prior to the closing of the Merger.
     Among other things, the Company has agreed (i) to cause a stockholders meeting to be held to consider adoption of the Merger Agreement, (ii) subject to certain exceptions, that the Company’s board of directors will recommend adoption of the Merger Agreement by the Company’s stockholders, (iii) not to solicit proposals relating to alternative business combination transactions, and (iv) not to enter into discussions concerning or provide information to third parties in connection with alternative business combination transactions.
     Prior to adoption of the Merger Agreement by the Company’s stockholders, the Company’s board of directors may, upon receipt of a Superior Proposal (as defined in the Merger Agreement) and in certain other circumstances, change its recommendation that the Company’s stockholders adopt the Merger Agreement, subject to complying with certain notice and other specified conditions set forth in the Merger Agreement, including giving Cigna the opportunity to propose changes to the Merger Agreement in response to an alternative transaction proposal or intervening event. If the Company’s board of directors changes its recommendation with respect to the Merger Agreement, Cigna may terminate the Merger Agreement or, alternatively, may continue to require that the Company’s stockholders be afforded the opportunity to vote on the proposal to adopt the Merger Agreement. Prior to a vote of the Company’s stockholders with respect to the adoption of the Merger Agreement, the Company is not permitted to terminate the Merger Agreement to accept a Superior Proposal or if the Company’s board of directors otherwise changes its recommendation with respect to the Merger.
     The Merger Agreement contains certain other termination rights for each of the Company and Cigna, including the right of each party to terminate the Merger Agreement if the Merger has not been consummated by June 24, 2012, subject to each party’s right to extend the Merger Agreement for an additional two months if all closing conditions other than receipt of antitrust and other regulatory approvals have been satisfied by June 24, 2012.
     If the Merger Agreement is terminated under certain circumstances, including a change in the recommendation of the Company’s board of directors with respect to the Merger, the Company would be required to pay Cigna a termination fee of $115 million.
     The foregoing description of the Merger Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. A copy of the Merger Agreement has been included to provide stockholders with information regarding its terms and is not intended to provide any factual information about the Company or Cigna. The representations, warranties and covenants contained in the Merger Agreement have been made solely for the purposes of the Merger Agreement and as of specific dates; were solely for the benefit of parties to the Merger Agreement; and are not intended as statements of fact to be relied upon by the Company’s stockholders, but rather as a way of allocating the risk between the parties in the event the statements therein prove to be inaccurate; have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement itself; may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by stockholders. Accordingly, stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Cigna. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Company acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this current report on Form 8-K not misleading.

Item 8.01. Other Events.
Voting Agreement
     In connection with the Merger Agreement, Cigna entered into a Voting Agreement with Herbert A. Fritch, the Company’s Chairman and Chief Executive Officer (the “Voting Agreement”). Mr. Fritch has the right to vote approximately 3.4% of the outstanding shares of Company common stock. The Voting Agreement generally requires Mr. Fritch, subject to certain exceptions, to vote all of his shares of Company common stock in favor of the adoption of the Merger Agreement and against alternative acquisition proposals and any other corporate action the consummation of which would materially frustrate the purposes or unreasonably prevent or delay the consummation of the transactions contemplated by the Merger Agreement. The Voting Agreement automatically terminates upon the earlier of (i) the termination of the Merger Agreement, and (ii) the consummation of the Merger.
     The foregoing description of the Voting Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Voting Agreement, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Retention Agreements
     In addition, in connection with the Merger, certain of the Company’s senior executives, including Herbert A. Fritch, entered into executive retention agreements with Cigna. The executive retention agreements provide for the waiver of certain Company’s severance benefits and the receipt of certain retention benefits from Cigna following the closing of the Merger. In addition, Mr. Fritch agreed to a lock-up of shares of Cigna common stock to be received through certain compensatory equity awards for a period of five years.

Additional Information and Where to Find It
     This communication is being made in respect of the proposed transaction involving the Company and Cigna. The proposed transaction will be submitted to the stockholders of the Company for their consideration. In connection with the proposed transaction, the Company will prepare a proxy statement to be filed with the Securities and Exchange Commission (the “SEC”). The Company and Cigna plan to file with the SEC other documents regarding the proposed transaction. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The final proxy statement will be mailed to the Company’s stockholders. You may obtain copies of all documents filed with the SEC concerning the proposed transaction, free of charge, at the SEC’s website at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by the Company by going to the Company’s Investor Relations website page at www.healthspring.com or by sending a written request to the Company’s Secretary at HealthSpring, Inc., 9009 Carothers Parkway, Suite 501, Franklin, Tennessee 37067, or by calling the Secretary at (615) 291-7000.
Interests of Participants
     The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed transaction. Information regarding the Company’s directors and executive officers is set forth in the Company’s proxy statement for its 2011 annual meeting of stockholders and its Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as amended by Amendment No. 1 on Form 10-K/A, which were filed with the SEC on April 15, 2011, February 25, 2011 and September 22, 2011, respectively. Additional information regarding persons who may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction will be contained in the proxy statement to be filed by the Company with the SEC when it becomes available.
Cautionary Statement Regarding Forward-Looking Statements
     Statements contained in this communication that are not historical fact are forward-looking statements which the Company intends to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend on or relate to future events or conditions, or that include words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” and similar expressions are forward-looking statements. The forward-looking statements involve significant known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements, and undue reliance should not be placed on such statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among other things, the following risks and uncertainties: the failure to receive, on a timely basis or otherwise, the required approvals by the Company’s stockholders and government or regulatory agencies; the risk that a condition to closing of the proposed transaction may not be satisfied; the Company’s and Cigna’s ability to consummate the Merger, including the financing thereof; the failure to obtain the necessary debt financing arrangements set forth in the commitment letter received in connection with the Merger; the possibility that costs related to the proposed transaction will be greater than expected; operating costs and business disruption, including difficulties in maintaining relationships, may be greater than expected; the ability of the Company to retain key personnel and maintain relationships with providers or other business partners; the impact of legislative, regulatory and competitive changes and other risk factors relating to the industry in which the Company and Cigna operate, as detailed from time to time in each of the Company’s and Cigna’s reports filed with the SEC. There can be no assurance that the proposed transaction will in fact be consummated.
     Additional information about these factors and about the material factors or assumptions underlying such forward-looking statements may be found under Item 1A in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010. The Company cautions that the foregoing list of important factors that may affect future results is not exhaustive. When relying on forward-looking statements to make decisions with respect to the proposed transaction, stockholders and others should carefully consider the foregoing factors and other uncertainties and potential events. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to the Company and Cigna or any other person acting on their behalf are expressly qualified in their entirety by the cautionary statements referenced above. The forward-looking statements contained herein speak only as of the date of this filing. The Company undertakes no obligation to update or revise any forward-looking statements for any reason, even if new information becomes available or other events occur in the future, except as may be required by law.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
2.1*	Agreement and Plan of Merger, dated as of October 24, 2011, by and among the Company, Cigna and Cigna Magnolia Corp.
99.1	Voting Agreement, dated as of October 24, 2011, by and between Cigna and Herbert A. Fritch

*	Company disclosure letter has been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of the omitted disclosure letter upon request by the SEC.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHSPRING, INC.
	By:	/s/ J. Gentry Barden
J. Gentry Barden
Date: October 26, 2011		Senior Vice President

Exhibit Number	Description
2.1*	Agreement and Plan of Merger, dated as of October 24, 2011, by and among the Company, Cigna and Cigna Magnolia Corp.
99.1	Voting Agreement, dated as of October 24, 2011, by and between Cigna and Herbert A. Fritch

*	Company disclosure letter has been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of the omitted disclosure letter upon request by the SEC.